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                                                                    Exhibit 99.1


PNC                                                                NEWS RELEASE

CONTACTS:

MEDIA:
------
Brian E. Goerke
(412) 762-4550
corporate.communications@pnc.com

INVESTORS:
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William H. Callihan
(412) 762-8257
investor.relations@pnc.com


                       PNC ANNOUNCES FORMAL AGREEMENT WITH
                FEDERAL RESERVE BANK OF CLEVELAND HAS BEEN LIFTED

       PITTSBURGH, Sept. 15, 2003 - The PNC Financial Services Group, Inc. (NYSE: PNC) announced today that the Federal Reserve Bank of Cleveland has lifted its formal written agreement with PNC. This agreement, which PNC entered into in July 2002, addressed such issues as risk management systems, financial controls and regulatory communications. PNC has enhanced its risk management, internal controls and governance practices and improved its regulatory relations, while working in conjunction with its regulators to address the various requirements set forth in the written agreement.

       The PNC Financial Services Group, Inc., headquartered in Pittsburgh, is one of the nation's largest diversified financial services organizations, providing regional community banking; wholesale banking, including corporate banking, real estate finance and asset-based lending; wealth management; asset management; and global fund services.

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The PNC Financial Services Group
One PNC Plaza   249 Fifth Avenue   Pittsburgh   Pennsylvania   15222  2707
www.pnc.com